UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Continental Drive Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of SLM Corporation Amended and Restated Executive Severance Plan for Senior Officers

On February 15, 2023, the Board of Directors (the “Board”) of SLM Corporation (the “Registrant”) approved and adopted, at the recommendation of the Compensation Committee of the Board (the “Committee”), the SLM Corporation Amended and Restated Executive Severance Plan for Senior Officers (the “Severance Plan”), effective as of April 1, 2023. Under the Severance Plan, any employee of the Registrant and/or Sallie Mae Bank (the “Bank”) with a position at the level of Vice President or higher (including our named executive officers) (the “Eligible Officers”), is eligible to receive severance payments and benefits in connection with the following termination events (in each case as defined in the Severance Plan) (each, a “Qualifying Termination”): (i) a Termination of Employment Without Cause; (ii) a Termination of Employment For Good Reason; and (iii) a Termination of Employment By Job Abolishment. Subject to an Eligible Officer’s execution and nonrevocation of a customary release of claims and agreeing to certain restrictive covenants, an Eligible Officer who experiences a Qualifying Termination will receive the following severance payments and benefits: (a) an amount, in a lump sum payment, equal to (i) the applicable multiplier set forth in the Severance Plan, which is determined based on the Eligible Officer’s level, multiplied by (ii) the sum of (x) the Eligible Officer’s annual base salary and (y) the Eligible Officer’s target bonus opportunity for the year of termination (the “Severance Payment”); (b) outplacement services; and (c) COBRA continuation coverage for a specified period. The Severance Payment will be subject to reduction in the event there is a risk element by which the Registrant determines that the Severance Payment must be reduced, regardless of whether the Eligible Officer was involved in the risk element. Subject to an Eligible Officer’s estate’s execution and nonrevocation of a customary release of claims, an Eligible Officer who experiences a termination of employment on account of death will receive an amount equal to the applicable multiplier multiplied by the Eligible Officer’s annual base salary.

The foregoing description of the Severance Plan contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Plan, a copy of which has been included as Exhibit 10.1.

Equity Grant to Executive Vice President and Chief Operational Officer

As previously disclosed, on January 9, 2023, the Board approved the appointment of Kerri A. Palmer as the Registrant’s Executive Vice President and Chief Operational Officer of the Registrant, as well as the President and Chief Operational Officer of the Bank. In connection with her appointment, and in recognition of her service to the Registrant, on February 14, 2023, the Committee approved a special one-time grant of restricted stock units (“RSUs”) equal to $1,416,250, with the number of such RSUs to be determined based on the closing price of the Registrant’s common stock on the grant date for the RSUs, February 17, 2023 (the “Grant Date”), pursuant to the SLM Corporation 2021 Omnibus Incentive Plan. The RSUs will vest ratably on each of the first three anniversaries of the Grant Date. The RSUs will otherwise be subject to the terms and conditions set forth in the applicable award agreement, a copy of the form of which will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2023.

Target Annual Incentive Bonus Increase for Kerri A. Palmer

On February 14, 2023, the Committee approved an increase of 10 percentage points to Kerri A. Palmer’s target annual incentive bonus under the Registrant’s 2023 Annual Incentive Plan, raising her target bonus opportunity from 125% of her annual base salary to 135% of her annual base salary, to ensure her compensation remains competitive with the market and to further tie her compensation to the Registrant’s performance in fiscal year 2023 and going forward.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit Number	Description

10.1	SLM Corporation Amended and Restated Executive Severance Plan for Senior Officers

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2023		SLM Corporation

	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh

Executive Vice President and Chief Legal, Government Affairs & Communications Officer